BONUS AGREEMENT

THIS AGREEMENT made the 22nd day of May, 2008.

BETWEEN:
FOX PETROLEUM INC., a company incorporated pursuant to the laws of the State of Nevada, with an office at 64 Knightsbridge, London SW1X 7JF

(the “Employer”)
OF THE FIRST PART
AND:
RICHARD MOORE, of 1115 Finchley Road, London, UK NW11 OQD

(the “Executive”)
OF THE SECOND PART

WHEREAS:

A. Upon review of the performance of the Executive, it has been determined that it is reasonable in the circumstances and in the best interest of the Employer to pay a bonus to the Executive;

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1. BONUS

1.1 In consideration of the services performed by the Executive, the Employer hereby agrees to pay a bonus to the Executive in the amount of GBP 5,000 and issue 5,000 restricted common shares in the capital of the Employer.

IN WITNESS WHEREOF. the parties hereto have executed this Bonus Agreement as of the date first written above.

FOX PETROLEUM INC.

Per:	/s/ Alexander Craven
Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
RICHARD MOORE in the presence of:	)
)
/s/ Alexander Craven	)
Signature	)
Alexander Craven	)	/s/ Richard Moore
Print Name	)	RICHARD MOORE
Apartment 4, 12 Stanhope Mews West	)
Address	)
South Kensington London SW7 5RB	)
)
Company Director	)
Occupation	)